AMERICAN LEISURE HOLDING, INC.
                              A NEVADA CORPORATION

                          SECURITIES PURCHASE AGREEMENT


         THIS SECURITIES PURCHASE AGREEMENT, dated as of January 29, 2003, (the "AGREEMENT"), is entered into by --------- and among American Leisure Holding, Inc. a Nevada corporation (the "COMPANY") and Stanford Venture Capital Holdings, Inc., a Delaware corporation (the "PURCHASER").

                              W I T N E S S E T H:

         WHEREAS, the Company and the Purchaser are executing and delivering this Agreement in reliance upon the exemptions from registration provided by Regulation D ("REGULATION D") promulgated by the Securities and Exchange Commission (the "COMMISSION") under the Securities Act of 1933, as amended (the "SECURITIES ACT"), and/or Section 4(2) of the Securities Act; and


         WHEREAS, upon the terms and conditions of this Agreement, the Purchaser has agreed to purchase, and the Company wishes to issue and sell, as set forth in that certain Asset Sale Agreement dated as of November 20, 2002 among the Company, the Purchaser and Call Center Acquisition LLC, a Florida limited liability company (the ASSET SALE AGREEMENT") 23,850 shares of the Company's 4% Series C Convertible Redeemable Preferred Stock, $0.01 par value per share (the "SERIES C PREFERRED STOCK"), the terms of which are as set forth in the Certificate of Designation of Series C Preferred Stock attached hereto as
Exhibit A (the "SERIES C CERTIFICATE OF DESIGNATION") and 100,000 shares of Common Stock, par value $0.001 of the Company (collectively, the "SECURITIES"); and


         WHEREAS, the Series C Preferred Stock shall be convertible into shares of Common Stock pursuant to the terms set forth in the Series C Certificate of Designation; and

         NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.       AGREEMENT TO PURCHASE; PURCHASE PRICE

(a) PURCHASE OF PREFERRED STOCK. Subject to the terms and conditions in this Agreement, the Purchaser hereby agrees to purchase from the Company, and the Company hereby agrees to issue and sell to the Purchaser 23,850 shares of Series C Preferred Stock and 100,000 shares of Common Stock.

                  (b) CLOSING. The Closing shall occur at the date, time and place set forth in the Asset Sale Agreement (the "CLOSING").

         2. REPRESENTATIONS AND WARRANTIES OF THE PURCHASER; ACCESS TO INFORMATION; INDEPENDENT INVESTIGATION

         The Purchaser represents and warrants to, and covenants and agrees with, the Company as follows:

                  (a) QUALIFIED INVESTOR. The Purchaser is (i) experienced in making investments of the kind described in this Agreement and the related documents, (ii) able to afford the entire loss of its investment in the Securities, and (iv) an "ACCREDITED INVESTOR" as defined in Rule 501(a) of Regulation D and knows of no reason to anticipate any material change in its financial condition for the foreseeable future.

                  (b) RESTRICTED SECURITIES. The Securities are "restricted securities" as defined in Rule 144 promulgated under the Securities Act. All subsequent offers and sales by the Purchaser of the Securities shall be made pursuant to an effective registration statement under the Securities Act or pursuant to an applicable exemption from such registration.

                  (c) RELIANCE ON REPRESENTATIONS. The Purchaser understands that the Securities are being offered and sold to it in reliance upon exemptions from the registration requirements of the United States federal securities laws, and that the Company is relying upon the truthfulness and accuracy of the Purchaser's representations and warranties, and the Purchaser's compliance with its covenants and agreements, each as set forth herein, in order to determine the availability of such exemptions and the eligibility of the Purchaser to acquire the Securities.

                  (d) ACCESS TO INFORMATION. The Purchaser (i) has been provided with sufficient information with respect to the business of the Company for the Purchaser to determine the suitability of making an investment in the Company and such documents relating to the Company as the Purchaser has requested and the Purchaser has carefully reviewed the same, (ii) has been provided with such additional information with respect to the Company and its business and financial condition as the Purchaser, or the Purchaser's agent or attorney, has requested, and (iii) has had access to management of the Company and the opportunity to discuss the information provided by management of the Company and any questions that the Purchaser had with respect thereto have been answered to the full satisfaction of the Purchaser.

                  (e) LEGALITY. The Purchaser has the requisite corporate power and authority to enter into this Agreement.

                  (f) AUTHORIZATION. This Agreement and any related agreements, and the transactions contemplated hereby and thereby, have been duly and validly authorized by the Purchaser, and such agreements, when executed and delivered by each of the Purchaser and the Company will each be a valid and binding agreement of the Purchaser, enforceable in accordance with their respective terms, except to the extent that enforcement of each such agreement may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors rights generally and to general principles of equity.

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


                  (g) INVESTMENT. The Purchaser is acquiring the Securities for investment for the Purchaser's own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof, nor with any present intention of distributing or selling such Securities. The Purchaser is aware of the limits on resale imposed by virtue of the transaction contemplated by this Agreement and is aware that the Securities will bear restrictive legends.

                  (h) LITIGATION. There is no action, suit, proceeding or investigation pending or, to the Knowledge of the Purchaser (as defined herein), currently threatened against the Purchaser that questions the validity of the Primary Documents (as defined below) or the right of Purchaser to enter into any such agreements or to consummate the transactions contemplated hereby and thereby, nor, to the Knowledge of Purchaser, is there any basis for the foregoing. All references to the "KNOWLEDGE" means the actual knowledge of the person in question or the knowledge such person could reasonably be expected to have each after reasonable investigation and due diligence.

                  (i) BROKER'S FEES AND COMMISSIONS. Neither the Purchaser nor any of its officers, partners, employees or agents has employed any investment banker, broker, or finder in connection with the transactions contemplated by the Primary Documents.

         3.       REPRESENTATIONS OF THE COMPANY


         Only as disclosed in the SEC Filings (as defined herein) the Company represents and warrants to, and covenants and agrees with the Purchaser that:


                  (a) ORGANIZATION. The Company is a corporation duly organized and validly existing and in good standing under the laws of the State of Nevada and has all requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted. The Company has no other interest in any other entities. The Company is duly qualified as a foreign corporation and in good standing in all jurisdictions in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification. The minute books and stock record books and other similar records of the Company are complete and correct in all material respects and have been maintained in accordance with sound business practices. Such minute books contain true and complete records of all actions taken at all meetings and by all written consents in lieu of meetings of the directors, stockholders and committees of the board of directors of the Company from the date of organization through the date hereof. The Company has, prior to the execution of this Agreement, delivered to the Purchaser true and complete copies of the Company's Articles of Incorporation, and Bylaws, each as amended through the date hereof. The Company is not in violation of any provisions of its Articles of Incorporation or Bylaws.


                  (b) CAPITALIZATION. On the date hereof, the authorized capital of the Company consists of: (i) 100,000,000 shares of Common Stock, par value $0.001 per share, of which 6,685,974 shares are issued and outstanding; and (ii) 10,000,000 shares of preferred stock, par value $0.01 per share, of which 1,000,000 shares have been designated Series A Preferred Stock (of which 880,000 shares are issued and outstanding), 1,000,000 shares have been designated Series B Preferred Stock (of which 2,500 shares are issued and outstanding), and 28,000


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

shares are designated as Series C Preferred Stock (of which as of the Closing 27,191 shares shall be issued and outstanding). The Company's SEC Filings sets forth the number and terms of all options, warrants, notes, or any other rights or instruments which would entitle the holder thereof to acquire shares of the Common Stock or other equity interests in the Company upon conversion or exercise, setting forth for each such holder the type of security, number of equity shares covered thereunder, the exercise or conversion price thereof, the vesting schedule thereof (if any), and the issuance date and expiration date thereof. There are no outstanding rights, agreements, arrangements or understandings to which the Company is a party (written or oral) which would obligate the Company to issue any equity interest, option, warrant, convertible note, or other types of securities or to register any shares in a registration statement filed with the Commission. There is no agreement, arrangement or understanding between or among any entities or individuals which affects, restricts or relates to voting, giving of written consents, dividend rights or transferability of shares with respect to any voting shares of the Company, including without limitation any voting trust agreement or proxy. There are no outstanding obligations of the Company to repurchase, redeem or otherwise acquire for value any outstanding shares of capital stock or other ownership interests of the Company or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any other entity. There are no anti-dilution or price adjustment provisions regarding any security issued by the Company (or in any agreement providing rights to security holders) that will be triggered by the issuance of the Securities.


                  (c) CONCERNING THE COMMON STOCK AND THE PREFERRED. The Securities and the Common Stock issuable upon conversion of the Series C Preferred Stock when issued, shall be duly and validly issued, fully paid and non-assessable and will not subject the holder thereof to personal liability by reason of being such a holder.

                  (d) AUTHORIZED SHARES. The Company shall have available a sufficient number of authorized and unissued shares of Common Stock as may be necessary to effect conversion of the Series C Preferred Stock. The Company understands and acknowledges the potentially dilutive effect to the Common Stock of the issuance of shares of Common Stock upon the conversion of the Series C Preferred Stock. The Company further acknowledges that its obligation to issue shares of Common Stock upon conversion of the Series C Preferred Stock is absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other stockholders of the Company.

                  (e) LEGALITY. The Company has the requisite corporate power and authority to enter into this Agreement, and to issue and deliver the Securities and the Common Stock issuable upon conversion of the Series C Preferred Stock.

                  (f) TRANSACTION AGREEMENTS. This Agreement, the Asset Sale Agreement, the Registration Rights Agreement (as defined below), and the Series C Certificate of Designation (collectively, the "PRIMARY DOCUMENTS"), and the transactions contemplated hereby and thereby, have been duly and validly authorized by the Company; this Agreement has been duly executed and delivered by the Company and this Agreement is, and the other Primary Documents, when executed and delivered by the Company, will each be, a valid and binding agreement of the Company, enforceable in accordance with their respective terms, except to the extent that enforcement of each of the Primary Documents may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights generally and to general principles of equity.


                  (g) FINANCIAL STATEMENTS. The financial statements and related notes thereto contained in the Company's filings with the Commission as of September 30, 2002 (the "COMPANY FINANCIALS") are correct and complete in all material respects, comply in all material respects with the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), and the rules and regulations of the Commission promulgated thereunder and have been prepared in accordance with United States generally accepted accounting principles applied on a basis consistent throughout the periods indicated and consistent with each other. The Company Financials present fairly and accurately the financial condition and operating results of the Company in all material respects as of the dates and during the periods indicated therein and are consistent with the books and records of the Company.


                  (h) COMMISSION FILINGS. The Company has made all filings with the Commission that it has been required to make under the Securities Act and the Exchange Act amended (the "SEC FILINGS"). As of their respective filing dates, such filings already filed by the Company or to be filed by the Company after the date hereof but before the Closing Date complied or, if filed after the date hereof, will comply in all material respects with the requirements of the Securities Act and the Exchange Act, and the rules and regulations of the Commission promulgated thereunder, as the case may be, and none of the filings with the Commission contained or will contain any untrue statement of a material fact or omitted or will omit any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading, except to the extent such filings have been all prior to the date of this Agreement corrected, updated or superseded by a document subsequently filed with Commission.

                  (i) NON-CONTRAVENTION. The execution and delivery of this Agreement and each of the other Primary Documents, and the consummation by the Company of the transactions contemplated by this Agreement and each of the other Primary Documents, do not and will not conflict with, or result in a breach by the Company of, or give any third party any right of termination, cancellation, acceleration or modification in or with respect to, any of the terms or provisions of, or constitute a default under, (A) its Articles of Incorporation or Bylaws, as amended through the date hereof, (B) any material indenture, mortgage, deed of trust, lease or other agreement or instrument to which the Company is a party or by which it or any of its properties or assets are bound, or (C) any existing applicable law, rule, or regulation or any applicable decree, judgment or order of any court or federal, state, securities industry or foreign regulatory body, administrative agency, or any other governmental body having jurisdiction over the Company or any of their properties or assets (collectively, "LEGAL Requirements"), other than those which have been waived or satisfied on or prior to the Closing.

                  (j) APPROVALS AND FILINGS. Other than the completion of the filing of the Series C Certificate of Designation, no authorization, approval or consent of any court, governmental body, regulatory agency, self-regulatory organization, stock exchange or market or the stockholders of the Company is required to be obtained by the Company for the entry into or the performance of this Agreement and the other Primary Documents.

                  (k) COMPLIANCE WITH LEGAL REQUIREMENTS. The Company has not violated in any material respect, and is not currently in material default under, any Legal Requirement applicable to the Company, or any of the assets or properties of the Company, where such violation could reasonably be expected to have material adverse effect on the business or financial condition of the Company.

                  (l) PERMITS. The Company has all permits, licenses and any similar authority necessary for the conduct of its business as now conducted, the lack of which would materially and adversely affect the business or financial condition of such company. The Company is not in default in any respect under any of such permits, licenses or similar authority.

                  (m) ABSENCE OF LITIGATION. There is no action, suit, proceeding, inquiry or investigation before or by any court, public board or body, or arbitration tribunal pending or, to the Knowledge of the Company, threatened, against or affecting the Company, in which an unfavorable decision, ruling or finding would have a material adverse effect on the properties, business, condition (financial or other) or results of operations of the Company, taken as a whole, or the transactions contemplated by the Primary Documents, or which would adversely affect the validity or enforceability of, or the authority or ability of the Company to perform its obligations under, the Primary Documents. All references to the "KNOWLEDGE OF THE COMPANY" in this Agreement shall mean the actual knowledge of the Company or the knowledge that the Company could reasonably be expected to have, after reasonable investigation and due diligence.

                  (U) AGENT FEES. The Company has not incurred any liability for any finder's or brokerage fees or agent's commissions in connection with the transactions contemplated by this Agreement, except from any agent that has agreed in writing not to seek any compensation from the Purchaser.

                  (V) PRIVATE OFFERING. Subject to the accuracy of the Purchaser's representations and warranties set forth in Section 2 hereof, (i) the offer, sale and issuance of the Securities, and (ii) the issuance of Common Stock pursuant to the conversion of such securities into shares of Common Stock, as contemplated by the Primary Documents, are exempt from the registration requirements of the Securities Act. The Company agrees that neither the Company nor anyone acting on its behalf will offer any of the Securities or any similar securities for issuance or sale, or solicit any offer to acquire any of the same from anyone so as to render the issuance and sale of such securities subject to the registration requirements of the Securities Act. The Company has not offered or sold the Securities or any of its other securities by any form of general solicitation or general advertising, as such terms are used in Rule 502(c) under the Securities Act.

                  (W) FULL DISCLOSURE. The representations and warranties of the Company set forth in this Agreement do not contain any untrue statement of a material fact or omit any material fact necessary to make the statements contained herein, in light of the circumstances under which they were made, not misleading.

         4.       CERTAIN COVENANTS, ACKNOWLEDGMENTS AND RESTRICTIONS

                  (a) TRANSFER RESTRICTIONS. The Purchaser acknowledges that (i) neither the Securities nor the Common Stock issuable upon conversion of the Series C Preferred Stock have been registered under the Securities Act, and such securities may not be transferred unless (A) subsequently registered thereunder or (B) they are transferred pursuant to an exemption from such registration, and
(ii) any sale of the Securities or the Common Stock issuable upon conversion, exercise or exchange thereof (collectively, the "SECURITIES") made in reliance upon Rule 144 under the Securities Act ("RULE 144") may be made only in accordance with the terms of said Rule 144. The provisions of Section 4(a) and 4(b) hereof, together with the rights of the Purchaser under this Agreement and the other Primary Documents, shall be binding upon any subsequent transferee of the Series C Preferred Stock.

                  (b) RESTRICTIVE LEGEND. The Purchaser acknowledges and agrees that, until such time as the Securities shall have been registered under the Securities Act or the Purchaser demonstrates to the reasonable satisfaction of the Company and its counsel that such registration shall no longer be required, such Securities may be subject to a stop-transfer order placed against the transfer of such Securities, and such Securities shall bear a restrictive legend in substantially the following form:

         THESE SECURITIES (INCLUDING ANY UNDERLYING SECURITIES) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR AN OPINION OF COUNSEL OR OTHER EVIDENCE REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION SHALL NO LONGER BE REQUIRED.


The Purchaser further acknowledges and agrees that the certificates evidencing the Series C Preferred Stock shall until the first anniversary hereof bear a restrictive legend in substantially the following form:

         THE SECURITIES EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS UNDER AN ASSET SALE AGREEMENT DATED NOVEMBER 20, 2002, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL EXECUTIVE OFFICES OF AMERICAN LEISURE HOLDINGS, INC.

From and after November 20, 2003, Purchaser shall be entitled at no cost to secure from the Company replacement certificates that do not bear this legend.


                  (c) FILINGS. The Company undertakes and agrees that it will make all required filings in connection with the sale of the Securities to the Purchaser as required by federal and state laws and regulations, or by any domestic securities exchange or trading market, and if applicable, the filing of a notice on Form D (at such time and in such manner as required by the rules and regulations of the Commission), and to provide copies thereof to the Purchaser promptly after such filing or filings. With a view to making available to the holders of the Securities the benefits of Rule 144 and any other rule or regulation of the Commission that may at any time permit such holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3 or Form SB-2, the Company shall (a) at all times make and keep public information available, as those terms are understood and defined in Rule 144, (b) file on a timely basis with the Commission all information that the Commission may require under either of Section 13 or Section 15(d) of the Exchange Act and, so long as it is required to file such information, take all actions that may be required as a condition to the availability of Rule 144 (or any successor exemptive rule hereafter in effect) with respect to the Common Stock; and (d) furnish to any holder of the Securities forthwith upon request
(i) a written statement by the Company as to its compliance with the reporting requirements of Rule 144, (ii) a copy of the most recent annual or quarterly report of the Company as filed with the Commission, and (iii) any other reports and documents that a holder of the Securities may reasonably request in order to avail itself of any rule or regulation of the Commission allowing such holder to sell any such Securities without registration.

                  (d) RESERVATION OF COMMON STOCK. The Company will at all times have authorized and reserved for the purpose of issuance a sufficient number of shares of Common Stock to provide for the conversion of the Series C Preferred Stock.

                  (e) REGISTRATION REQUIREMENT. At the time of the Closing, holders of the Securities and the Company shall execute a registration rights agreement in the form attached hereto as Exhibit B (the "REGISTRATION RIGHTS AGREEMENT").

                  (f) RETURN OF CERTIFICATES ON CONVERSION. Upon any conversion by the Purchaser of less than all of the Series C Preferred Stock pursuant to the terms of the Series C Certificate of Designation, the Company shall issue and deliver to the Purchaser, within seven business days of the date of conversion, a new certificate or certificates for, as applicable, the total number of shares of the Series C Preferred Stock, which the Purchaser has not yet elected to convert (with the number of and denomination of such new certificate(s) designated by the Purchaser).

                  (g) REPLACEMENT CERTIFICATES. The certificate(s) representing the shares of the Series C Preferred Stock held by the Purchaser shall be exchangeable, at the option of the Purchaser at any time and from time to time at the office of Company, for certificates with different denominations representing, as applicable, an equal aggregate number of shares of the Series C Preferred Stock as requested by the Purchaser upon surrendering the same. No service charge will be made for such registration or transfer or exchange.

         5.       CONDITIONS TO THE COMPANY'S OBLIGATION TO ISSUE THE SHARES

         The Purchaser understands that the Company's obligation to issue the Securities at the Closing to the Purchaser pursuant to this Agreement is conditioned upon the following, unless waived in writing by the Company:

                  (a) The accuracy at the Closing of the representations and warranties of the Purchaser contained in this Agreement as if made at the Closing and the performance by the Purchaser on or before the Closing of all covenants and agreements of the Purchaser required to be performed on or before the Closing.

                  (b) The absence or inapplicability at the Closing of any and all laws, rules or regulations prohibiting or restricting the transactions contemplated hereby, or requiring any consent or approval, except for any stockholder or Board of Director approval or consent contemplated herein, which shall not have been obtained.

                  (c) The delivery of the Conveyance Documents contemplated by the Asset Sale Agreement.

         6.       CONDITIONS  TO THE  PURCHASER'S  OBLIGATION  TO  PURCHASE  THE
                  SHARES

         The Company understands that the Purchaser's obligation to purchase the Securities at the Closing is conditioned upon each of the following, unless waived in writing by the Purchaser:

                  (a) The accuracy at the Closing of the representations and warranties of the Company contained in this Agreement as if made at the Closing, and the performance by the Company on or before such Closing of all covenants and agreements of the Company required to be performed on or before the Closing.

                  (b) The Company shall have executed and delivered to the Purchaser certificates for the Securities in conformity with the terms hereof and the additional documents and instruments contemplated by the Asset Sale Agreement and the Registration Rights Agreement.

                  (c) At the Closing, the Purchaser shall have received from the Company such other certificates and documents as it or its representatives, if applicable, shall reasonably request, and all proceedings taken by the Company or the Board of Directors of the Company, as applicable, in connection with the Primary Documents contemplated by this Agreement and the other Primary Documents and all documents and papers relating to such Primary Documents shall be satisfactory to the Purchaser.

                  (d) All regulatory approvals or filings, if any, necessary to consummate the transactions contemplated by this Agreement shall have been made as of each Closing Date.


                  (e) The Purchaser shall have received a legal opinion from Nevada counsel, dated the Closing date, in form and content acceptable to the Purchaser.

                  (f) The Purchaser shall have received customary officer and secretary certificates, in form and content acceptable to the Purchaser.




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



         7.       FEES AND EXPENSES

         The Company and the Purchaser shall bear their own costs, including attorney's fees, incurred in the negotiation of this Agreement and consummating of the transactions contemplated herein.

         8.       SURVIVAL

         The agreements, covenants, representations and warranties of the Company and the Purchaser shall survive the execution and delivery of this Agreement and the delivery of the Securities hereunder for a period of eighteen months from the date of the Closing, except that the Company's representations and warranties contained in Section 3(b) shall survive until the Purchaser and any of its affiliates are no longer holders of any of the Securities purchased hereunder.

         9.       INDEMNIFICATION

                  (a) The Company and the Purchaser (each in such capacity under this section, the "INDEMNIFYING PARTY") agrees to indemnify the other party and each officer, director, employee, agent, partner, stockholder, member and affiliate of such other party (collectively, the "INDEMNIFIED PARTIES") for, and hold each Indemnified Party harmless from and against: (i) any and all damages, losses, claims, diminution in value and other liabilities of any and every kind, including, without limitation, judgments and costs of settlement, and (ii) any and all reasonable out-of-pocket costs and expenses of any and every kind, including, without limitation, reasonable fees and disbursements of counsel for such Indemnified Parties (all of which expenses periodically shall be reimbursed as incurred), in each case, arising out of or suffered or incurred in connection with any of the following, whether or not involving a third party claim: (a) any misrepresentation or any breach of any warranty made by the Indemnifying Party herein or in any of the other Primary Documents, (b) any breach or non-fulfillment of any covenant or agreement made by the Indemnifying Party herein or in any of the other Primary Documents, or (c) any claim relating to or arising out of a violation of applicable federal or state securities laws by the Indemnifying Party in connection with the sale or issuance of the Securities by the Indemnifying Party to the Indemnified Party (collectively, the "INDEMNIFIED LIABILITIES"). To the extent that the foregoing undertaking by the Indemnifying Party may be unenforceable for any reason, the Indemnifying Party shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

                  No indemnification shall be payable in respect of any Indemnified Liability (i) where the claiming Indemnified Party had actual knowledge of or notice from information set forth in the schedules hereto of the facts giving rise to such Indemnified Liability prior to the Closing or (ii) where such Indemnified Party entered into a settlement of an Indemnified Liability without the prior written consent of the applicable Indemnifying Party.

         10.      NOTICES

         Any notice required or permitted hereunder shall be given in writing (unless otherwise specified herein) and shall be effective upon personal delivery, via facsimile (upon receipt of confirmation of error-free transmission and mailing a copy of such confirmation, postage prepaid by certified mail, return receipt requested) or two business days following deposit of such notice with an internationally recognized courier service, with postage prepaid and addressed to each of the other parties thereunto entitled at the following addresses, or at such other addresses as a party may designate by five days advance written notice to each of the other parties hereto.

         COMPANY:                        American Leisure Holdings, Inc.
                                         Park 80 Plaza East
                                         Saddlebrook, New Jersey 07663
                                         Attn: Malcolm J. Wright
                                         Telephone: (407) 421-6660
                                         Facsimile: (407) 857-3598

         WITH A COPY TO:                 Raice Paykin & Krieg, LLP
                                         185 Madison Avenue, 10th Floor
                                         New York, NY 10016
                                         Attn: James G. Smith, Esq.
                                         Telephone: (212) 725-0322
                                         Facsimile: (212) 684-9022

         PURCHASER:                      Stanford Venture Capital Holdings, Inc.
                                         6075 Poplar Avenue
                                         Memphis, TN 38119
                                         Attention: James M. Davis, President
                                         Telephone: (901) 680-5260
                                         Facsimile: (901) 680-5265

         WITH A COPY TO:                 Adorno & Yoss, P.A.
                                         2601 S. Bayshore Drive, Suite 1600
                                         Miami, Florida 33133
                                         Attention: Seth P. Joseph
                                         Telephone: 305-860-7363
                                         Facsimile: 305-858-4777

         11.      GOVERNING LAW; JURISDICTION

         This Agreement shall be governed by and interpreted in accordance with the laws of the State of Florida, without regard to its principles of conflict of laws. Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought against any party in the federal courts of Florida or the state courts of the State of Florida, Miami-Dade County and each of the parties consents to the jurisdiction of such courts and hereby waives, to the maximum extent permitted by law, any objection, including any objections based on forum non conveniens, to the bringing of any such proceeding in such jurisdictions.

         12.      MISCELLANEOUS

                  (a) ENTIRE AGREEMENT. This Agreement supersedes all prior agreements and understandings among the parties hereto with respect to the subject matter hereof. This Agreement, together with the other Primary Documents, including any certificate, schedule, exhibit or other document delivered pursuant to their terms, constitutes the entire agreement among the parties hereto with respect to the subject matters hereof and thereof, and supersedes all prior agreements and understandings, whether written or oral, among the parties with respect to such subject matters.

                  (b) AMENDMENTS. This Agreement may not be amended except by an instrument in writing signed by the party to be charged with enforcement.

                  (c) WAIVER. No waiver of any provision of this Agreement shall be deemed a waiver of any other provisions or shall a waiver of the performance of a provision in one or more instances be deemed a waiver of future performance thereof.

                  (d)  CONSTRUCTION.  This  Agreement  and  each of the  Primary
Documents have been entered into freely by each of the parties, following consultation with their respective counsel, and shall be interpreted fairly in accordance with its respective terms, without any construction in favor of or against either party.

                  (e) BINDING EFFECT OF AGREEMENT. This Agreement shall inure to the benefit of, and be binding upon the successors and assigns of each of the parties hereto, including any transferees of the Securities.

                  (f) SEVERABILITY. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or unenforceability of this Agreement in any other jurisdiction.

                  (g) ATTORNEYS' FEES. If any action should arise between the parties hereto to enforce or interpret the provisions of this Agreement, the prevailing party in such action shall be reimbursed for all reasonable expenses incurred in connection with such action, including reasonable attorneys' fees.

                  (h)  HEADINGS.   The  headings  of  this   Agreement  are  for
convenience of reference only and shall not form part of, or affect the interpretation of this Agreement.

                  (i) COUNTERPARTS. This Agreement may be signed in one or more counterparts, each of which shall be deemed an original and all of which, when taken together, will be deemed to constitute one and the same agreement.

         IN WITNESS WHEREOF, this Agreement has been duly executed by each of the undersigned as of the 29th day of January, 2003.



                                         AMERICAN LEISURE HOLDINGS, INC.




                                         By:    S/M J WRIGHT
                                         Name:    Malcolm J Wright
                                         Title:    President




                                         STANFORD VENTURE CAPITAL HOLDINGS, INC.



                                         By:    S/W R FUSSELMANN
                                         Name:   William Fusselman
                                         Title:   Vice President